UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   May 17, 2011

SFN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11997	36-3536544

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2050 Spectrum Boulevard Fort Lauderdale, Florida 33309
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (954) 308-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 17, 2011, the Company’s stockholders, upon the recommendation of the Company’s board of directors (the “Board”), approved the SFN Group, Inc. Amended and Restated 2006 Stock Incentive Plan (the “Amended Plan”), which is described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 7, 2011 (the “Proxy Statement”).  The Board adopted the Amended Plan on March 1, 2011, subject to approval by the Company’s stockholders.

The Amended Plan authorizes the granting of equity-based compensation in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and other awards for the purpose of providing the Company’s directors, officers and other employees (including certain prospective employees) with incentives and rewards for superior performance.

The Amended Plan will be administered by the Compensation Committee of the Board (the “Compensation Committee”), which will have full authority to administer the Amended Plan, including, without limitation, the authority to determine who will receive awards, to establish the specific terms that will govern awards as will be set forth in individual award agreements, to interpret awards and Amended Plan provisions and to amend outstanding awards subject to certain limitations set forth in the Amended Plan document.

Total awards under the Amended Plan are limited to 7,000,000 shares, of which 5,000,000 shares were approved by the Company’s stockholders in 2006 and 2,000,000 shares that were added in connection with the amendment and restatement approved at the Company’s 2011 Annual Meeting of Stockholders, plus any shares relating to awards that terminate or are forfeited or cancelled under the Amended Plan or the Company’s 2000 Stock Incentive Plan.  For purposes of this aggregate Amended Plan limit, each share subject to options and stock appreciation rights will count against the limit as just one share, but each share subject to other awards will count against the limit as 1.53 shares.  The Amended Plan also provides that: (i) the maximum number of shares that may be subject to grants of incentive stock options is 7,000,000 shares, (ii) the maximum number of shares that can be delivered to non-employee directors is 1,000,000 shares, (iii) no individual participant may be granted awards for more than 500,000 shares in any one fiscal year, (iv) no individual participant may be granted performance units that, in the aggregate, have a value greater than $3,000,000 in any one fiscal year, (v) no non-employee director may be granted awards for more than 30,000 shares in any one fiscal year, and (vi) the aggregate fair market value of the Company’s common stock on the date of grant underlying incentive stock options that can be exercisable for the first time during any calendar year cannot exceed $100,000.

Awards that are valued by reference to the Company’s common stock but settled in cash will not be subject to the previously described share limitations. Shares of common stock tendered in payment of an option’s exercise price and shares withheld in satisfaction of tax withholding obligations will not be added back into the aggregate share limit. The number of shares of common stock covered by a stock appreciation right, to the extent that it is exercised and settled in common stock, and whether or not shares are actually issued to a participant upon exercise of the stock appreciation right, will be considered issued or transferred.  In the event that the Company repurchases shares of common stock with option exercise proceeds, those shares will not be added to the aggregate plan limit.

The Amended Plan also provides generally that (i) stock appreciation rights and stock options will have a maximum term of seven years (or five years in the case of an incentive stock option granted to a 10% stockholder), (ii) options will be subject to a minimum three-year vesting schedule, with partial vesting on a pro rata or other basis permitted during such time, (iii) options granted to non-employee directors that are subject only to a future service requirement are subject to a minimum one-year vesting schedule (options granted to non-employee directors in lieu of cash compensation are not subject to any minimum vesting schedule), (iv) the restriction on transferability of a restricted stock award will lapse following a stated period of time, upon attainment of specified performance targets or some combination thereof, (v) time-based awards, other than as otherwise described, will not vest for a minimum of three years (subject to partial vesting on a pro rata or other basis during such time), (vi) awards contingent upon performance-based vesting will also generally be subject to a minimum one-year performance measurement period, (iv) awards to non-employee directors that are subject only to a future service requirement are subject to a minimum one-year vesting schedule, and (vii) awards to non-employee directors in lieu of cash compensation are not subject to any minimum vesting schedule. Any dividends or other distributions made with respect to a restricted stock award or a restricted stock unit subject to the achievement of performance goals or shares subject to a performance unit will be deferred until and paid contingent upon the achievement of the applicable performance goals. Restricted stock units and performance units will be settled by delivery of shares of our common stock or cash, as specified in the award agreement.

The Amended Plan specifically prohibits (i) the granting of stock appreciation rights and stock options with an exercise price less than the fair market value of our common stock on the date of grant (or, in the case of an incentive stock option granted to a 10% stockholder, 110% of fair market value), (ii) the granting of reload options, and (iii), without stockholder approval or except in connection with certain corporate transactions described in the Amended Plan, (a) the re-pricing of stock appreciation and stock option awards, including the cancellation of such awards in exchange for new awards with a lower exercise price or the cancellation of such awards in exchange for cash or other awards.

The Amended Plan provides the Compensation Committee with discretion to take certain actions with respect to outstanding awards in the event of a change in control or certain other material events that affect our capital structure or the number of shares of our common stock outstanding. In the event of a spin-off, recapitalization, reclassification, reorganization, stock split, reverse stock split, share combination, exchange of shares, stock dividend or other event affecting the value of a share of our common stock or the number of shares outstanding, the various share limitations set forth in the Amended Plan and the number of shares subject to outstanding awards will be adjusted as necessary and appropriate to reflect the change in the number or value of outstanding shares and to preserve the value of outstanding awards.

The definition of “change in control” in the Amended Plan references the meaning ascribed to the phrases “change in the ownership of a corporation,” “change in the effective control of a corporation” or “a change in the ownership of a substantial portion of the assets of a corporation” described in Treasury Regulation 1.409A-3(i)(5).

The Amended Plan provides that awards may be structured to be exempt from the limitation on deductible compensation imposed by Section 162(m) of the Internal Revenue Code (the “Code”) and may be subject to vesting based on the following performance metrics:  the Company’s enterprise value or value creation targets, the Company’s after-tax or pre-tax profits, the Company’s operational cash flow or  working capital (or a component), the Company’s operational costs (or a component), limiting the level of increase in all or a portion of bank debt or other of the Company’s long-term or short-term public or private debt or other similar financial obligations of the Company, earnings per share or earnings per share from the Company’s continuing operations, the Company’s net sales, revenues, net income or earnings before income tax or other exclusions, the Company’s return on capital employed or return on invested capital, the Company’s after-tax or pre-tax return on stockholder equity, the fair market value of the Company’s common stock, growth in the value of an investment in the Company’s common stock assuming the reinvestment of dividends, certain performance zone targets, and EBITDA (earnings before income tax, depreciation and amortization) or specified levels of EBITDA as a percentage of revenue.

To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Compensation Committee may (i) designate additional business criteria upon which the performance goals may be based, (ii) modify, amend or adjust the business criteria described in the Amended Plan, or (iii) incorporate in the performance goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances.

Subject to stockholder approval of the Amended Plan, the Company awarded its named executive officers time-based and performance-based restricted stock unit awards under the Amended Plan.  The time-based restricted stock units vest in three equal annual installments beginning with the first anniversary of the grant date, and the performance-based restricted stock units are subject to a one-year performance period and vest on a pro rata basis over the subsequent three years from the grant date for any shares earned.  The number of performance-based restricted stock units that may be earned will adjust based on the Company’s performance relative to an underlying adjusted EBITDA margin performance goal.  The information summarized in the table below represents the target number of time-based restricted stock units and performance-based restricted stock units that will vest if the service requirements are satisfied and the performance goals are met at the target performance level.  The exact number of performance-based restricted stock units that will vest will vary from 0% to 200% of the target award, depending on actual Company performance relative to the performance goals.

                Named Executive Officer                                   Performance-Based RSUs                 Time-Based RSUs

Roy G. Krause                                                                      50,766                                                 50,768

Mark W. Smith                                                                     21,000                                                 21,000

William J. Grubbs                                                                 25,666                                                 25,668

               John D. Heins                                                                       10,933                                                 10,934

The foregoing summary of the Amended Plan is qualified in its entirety by reference to the full text of the Amended Plan, which is incorporated herein by reference as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 17, 2011, SFN Group, Inc. (the "Company") held its 2011 Annual Meeting of Stockholders. Below is a summary of the proposals considered and resulting votes.

The first proposal was the election of three Class III members of the Board of Directors to hold office until the 2014 annual meeting of stockholder or until their successors are duly elected and qualified.  All three Class III members of the Board of Directors were elected with each member receiving votes as follows:

Director Nominee	For	Withheld
James J. Forese	45,341,949	810,707
Lawrence E. Gillespie, Sr.	45,323,495	829,161
J. Ian Morrison	43,945,178	2,207,478

There were 2,553,599 broker non-votes on this proposal.

The second proposal was the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the  2011 fiscal year. The appointment was ratified by the Company's stockholders as follows:

For	Against	Abstain
48,424,645	267,836	13,774

The third proposal was the approval of the Company’s Amended and Restated 2006 Stock Incentive Plan.  The Amended Plan was approved by the Company’s stockholders as follows:

For	Against	Abstain
40,089,623	5,568,459	494,574

There were 2,553,599 broker non-votes on this proposal.

The fourth proposal was the approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers.  The compensation of the Company’s Named Executive Officers was approved by the Company’s stockholders, on an advisory basis, as follows:

For	Against	Abstain
43,272,543	2,367,598	512,515

There were 2,553,599 broker non-votes on this proposal.

The fifth proposal was the approval, on an advisory basis, of the frequency for future votes on the compensation of the Company’s Named Executive Officers.  An annual frequency for such future votes was approved by the Company’s stockholders as follows:

Every 1 Year	Every 2 Years	Every 3 Years	Abstain
41,749,532	6,189	3,890,868	506,067

There were 2,553,599 broker non-votes on this proposal.

In accordance with the results of this frequency vote, the Company determined to implement an annual advisory vote on Named Executive Officer compensation until the next vote on the frequency of such advisory votes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1

SFN Group, Inc. Amended and Restated 2006 Stock Incentive Plan, incorporated by reference to Annex A to the definitive proxy statement on Schedule 14A (Commission No. 001-11997) filed on April 7, 2011 in connection with the 2011 Annual Meeting of Stockholders of SFN Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFN GROUP, INC.
Date: May 23, 2011	By:	/s/ Mark W. Smith
Executive Vice President and Chief Financial Officer